Exhibit 99.8


PRESS RELEASE

                     MEDICAL MAKEOVER CORPORATION OF AMERICA

                               OTC BB SYMBOL: MMAM

FOR IMMEDIATE RELEASE                             MEDIA CONTACT:   Susan Englert
(561) 651-4146

              MEDICAL MAKEOVER ENTERS INTO AGREEMENT TO MARKET AND
             DISTRIBUTE ANTI AGING AND SKIN CARE PRODUCTS WORLDWIDE


WEST PALM BEACH, Fla.--(BUSINESS WIRE)--April 10, 2006--Medical Makeover Corporation of America (OTCBB:MMAM - News) today announced that its Products Division has reached agreement to begin marketing and distributing California based, Fox Formulations' clinically proven anti-aging and skin rejuvenating products utilizing a patented process and technically advanced liposome system..

"We are excited to enter into an agreement with an established company such as Fox Formulations. They currently provide one of the most advanced, scientifically proven anti-aging treatment systems available anywhere in the world today. Among their broad line of products and treatment regimens is the patented process for microdermabrasion and skin resurfacing utilizing a magnesium oxide crystal suspended in a cleansing cream base," said Randy Baker, President and CEO of Medical Makeover Corporation. "Our business strategy remains focused on developing business within the three most profitable segments of enormous anti-aging and appearance improvement industry. The three robust segments of: providing Medical Grade anti-aging services, personal care Products and Laser Treatments continue to be among the most sought after and profitable in the industry. This worldwide partnership provides Medical Makeover with the immediate opportunity to deliver uniquely formulated or patented products to consumers," he concluded.

Richard Fox, president of Fox Formulations said, "Our partnership with Medical Makeover will give us the chance to increase distribution and broaden our reach to consumers. Strategically, our companies are aligned to provide a wide range of quality products that may be uniquely blended and branded to respond to the unique needs of consumers under the Medical Makeover name."

About Medical Makeover Corporation of America, MMAM will provide non-invasive appearance improvement and skin rejuvenation procedures, treatments, and products. MMAM will market to people seeking to improve their own or a loved one's appearance; specifically males and females between the ages of 18 and 65


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and parents of children with skin problems or minor imperfections. We will offer the latest in non-invasive cosmetic/self improvement technologies and "makeover" treatments in a comfortable, luxurious office environment using a new health care service delivery system that will afford first-rate customer service. Clients will have the ability to schedule appointments outside the traditional eight-to-five schedule while an on-line scheduling system enables them to book their appointments 24/7.

For Investor Relations information, please call: 1-800-288-7499 or e-mail: info@dpmartin.com.


"Safe-Harbor" Statement: Under the Private Securities Litigation Reform Act of 1995. This press release may contain forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.


SOURCE: Medical Makeover Corporation of America